Exhibit 99.2

Codiak Announces Pricing of $20 Million Public Offering of Common Stock and Warrants

CAMBRIDGE, Mass., Sept. 12, 2022 — Codiak BioSciences, Inc. (Nasdaq: CDAK) (“Codiak”), a clinical-stage biopharmaceutical company pioneering the development of exosome-based therapeutics as a new class of medicines, announced today the pricing of its underwritten public offering of 13,333,333 shares of its common stock and accompanying warrants to purchase 13,333,333 shares of common stock, at a combined public offering price of $1.50 per share, together with accompanying warrants, for gross proceeds of approximately $20 million, before deducting underwriting discounts and commissions and offering expenses. All of the securities are being offered by Codiak. The warrants have an exercise price of $1.875 per share, are exercisable immediately, and will expire five years following the date of issuance. In addition, Codiak has granted the underwriters a 30-day option to purchase up to an additional 1,999,999 shares of its common stock and accompanying warrants to purchase 1,999,999 shares of common stock, at the public offering price, less underwriting discounts and commissions. The offering is expected to close on September 15, 2022, subject to customary closing conditions.

Jefferies is acting as the sole book-running manager for the offering.

The securities are being offered by Codiak pursuant to a shelf registration statement on Form S-3 (File No. 333-260781) that was previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective on November 15, 2021. A preliminary prospectus supplement relating to the offering was filed with the SEC and a final prospectus supplement relating to the offering will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus relating to these securities may be obtained from the SEC’s website at http://www.sec.gov or by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by telephone at (877) 821-7388, or by email at prospectus_department@jefferies.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Codiak BioSciences

Codiak is a clinical-stage biopharmaceutical company pioneering the development of exosome-based therapeutics, a new class of medicines with the potential to transform the treatment of a wide spectrum of diseases with high unmet medical need. By leveraging the biology of exosomes as natural intercellular transfer mechanisms, Codiak has developed its proprietary engEx® Platform to expand upon the innate properties of exosomes to design, engineer and manufacture novel exosome therapeutic candidates. Codiak has utilized its engEx® Platform to generate a deep pipeline of engineered exosomes aimed at treating a broad range of disease areas, spanning oncology, infectious disease and rare disease.

Forward Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including among other things, statements regarding the completion of the public offering, the anticipated net proceeds from the offering, and other statements identified by words such as “could,” “expects,” “intends,” “may,”

“plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond Codiak’s control. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, market risks and uncertainties and the satisfaction of customary closing conditions for an offering of securities. These and other risks are described under the heading “Risk Factors” in Codiak’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and in other filings that Codiak makes with the SEC. Codiak’s actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, Codiak undertakes no obligation to update or revise these forward-looking statements.

Contact:

Christopher Taylor

VP, Investor Relations and Corporate Communications

T: 617-949-4220

E: investor@codiakbio.com